Exhibit 21.1
LIST OF SUBSIDIARIES

Virco Inc.
2027 Harpers Way
Torrance, CA 90501

Delkay Plastics- Inactive
2027 Harpers Way
Torrance, CA 90501

Virtue of California, Inc-Inactive
2027 Harpers Way
Torrance, CA 90501

Virsan S. A. DE C.V.- Inactive
2027 Harpers Way
Torrance, CA 90501